UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported):

August 10, 2010

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York		14615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (“Annual Meeting”) of Monro Muffler Brake, Inc. (the “Company”) was held on August 10, 2010. At the Annual Meeting, the Company’s shareholders voted on each of the matters described below. Approximately 18,872,590 shares (representing 94% of total shares outstanding and entitled to vote) were present at the Annual Meeting either in person or by proxy.

1. The Company’s shareholders elected the following four persons to Class 1 of the Board of Directors to serve a two-year term and one person to Class 2 of the Board of Directors to serve a one-year term, until their successors have been elected and qualified at the 2012 and 2011 annual meetings of shareholders, respectively.

Class 1
Nominee	Votes For	Votes Withheld

Richard A. Berenson	17,090,181	217,418

Donald Glickman	15,731,379	1,576,220

Elizabeth A. Wolszon	17,159,094	148,505

James Wilen	16,122,181	1,185,418

Class 2
Nominee	Votes For	Votes Withheld

Robert E. Mellor	17,158,504	149,095

2. The Company’s shareholders ratified an amendment to the Monro Muffler Brake, Inc. 2007 Stock Incentive Plan to increase the shares available for issuance thereunder by 1,000,000.

Votes For	Votes Against	Abstentions	Broker Non-Votes

15,609,569	1,123,800	574,229	1,564,992

3. The Company’s shareholders ratified the re-appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 26, 2011.

Votes For	Votes Against	Abstentions

18,678,597	193,206	787

Item 8.01	Voluntary Disclosure of Other Events

On August 11, 2010, the Company announced the declaration by its Board of Directors of a cash dividend of $.09 per share, payable on September 17, 2010 to shareholders of record on September 7, 2010. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Amendment to the 2007 Stock Incentive Plan.

99.1	Press Release, dated August 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

August 12, 2010	By:	/s/ Catherine D’Amico
Catherine D’Amico
Executive Vice President - Finance